UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12a

FERMI INC.

(Name of Registrant as Specified in Its Charter)

VICKSBURG INVESTMENTS MANAGEMENT LLC

TOBY R. NEUGEBAUER

MELISSA A. NEUGEBAUER 2020 TRUST

DAVID A. DAGLIO

CHARLES M. ELSON

SHEILA HOODA

JOHN T. JIMENEZ

JUAN A. PUJADAS

JANET YANG

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

Item 1: On June 25, 2026, Toby R. Neugebauer, together with the other participants named herein, issued a press release:

Neugebauer Proposes Historic Town Hall Webinar With Fermi Co-Founders Governor Rick Perry And Son Griffin Perry On June 30--So Shareholders Can Hear First-Hand Each Party's Views On The Past, Present, And Future Of The Company

Neugebauer Calls for Leading Analysts, Journalists, and Industry Experts Regularly Covering Fermi Who Know It Best Ask the Tough Questions — So Shareholders Have All the Facts Before Voting

DALLAS, June 25, 2026 /PRNewswire/ -- Toby Neugebauer, co-founder and largest individual shareholder of Fermi America, Inc. (Nasdaq: FRMI), today proposed a historic town hall webinar for Tuesday, June 30th — inviting Governor Rick Perry and his son Griffin Perry to join him before shareholders vote, so that investors can hear first-hand each party's views on the past, present, and future of Fermi.

Neugebauer is proposing that the leading analysts, journalists, and industry experts who regularly cover Fermi ask the tough questions — so that investors have all the facts. Questions would be taken live and in real time, with no submissions in advance and no pre-approved talking points.

The stakes of the forum could not be higher. Following Fermi's loss in federal court, Governor Perry and the rest of the Board gave themselves unprecedented control of the company — a 70% supermajority vote threshold for shareholders to expand the Board that would be virtually impossible to reverse. As Neugebauer continues his campaign to give shareholders their first vote on the future of Fermi, he argues that shareholders deserve to hear both sides make their case directly, under questioning by those who know the company best.

“I'm proposing a historic town hall webinar for June 30th so shareholders can hear first-hand each party's views on the past, present, and future of Fermi. Governor Perry and Griffin and have been friends, colleagues, and neighbors for decades before co-founding this company with me. Shareholders deserve to hear us answer tough questions from the analysts, journalists, and industry experts who cover this company — live, unscripted, in real time. By those who know the company best asking the tough questions.”

— Toby Neugebauer

Among the core questions Neugebauer expects: whether the company should pursue a strategic dual track process — exploring both a change-of-control full value transaction and the current tenant track— to determine which path maximizes shareholder value from Project Matador. Neugebauer has called for an independent, banker-led strategic alternatives process to evaluate both tracks with full rigor. The current board has refused.

The forum would be webcast and open to all shareholders of record. Analysts, journalists, and industry experts who cover Fermi and wish to participate as questioners may contact contact@unlockfermivalue.com.

“After losing in federal court, Governor Perry and the rest of the Board majority have essentially given themselves a 70% supermajority lock on this company — a threshold so high it would make it nearly impossible for shareholders to change course if he's wrong. Shareholders deserve a real conversation and a real vote. Not lawyers. Not press releases. A town hall, on the record, where we both answer for our record and our vision.”

— Toby Neugebauer

ABOUT PROJECT MATADOR

●	7,500-acre private power campus in Amarillo, Texas on a 99-year ground lease with the Texas Tech University System

●	11 GW+ of total power capacity; 6 GW Clean Air Permit (the nation's second largest), with another 5 GW filed

●	Adjacent to the U.S. Department of Energy's Pantex facility

●	~$1B in financing facilities, majority led by MUFG

For more information, visit UnlockFermiValue.com or contact contact@unlockfermivalue.com

Important Information

Toby Neugebauer and his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the "Fermi Founder Parties"), David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, the "Participants") have filed a definitive proxy statement on Schedule 14A, accompanying GREEN agent designations card, and other relevant documents with the SEC in connection with the solicitation of agent designations for calling a special meeting of shareholders to be held as promptly as practicable (the "Special Meeting").

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE GREEN AGENT DESIGNATIONS CARD, THAT HAVE BEEN AND WILL BE FILED BY THE PARTICIPANTS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

Mr. Neugebauer beneficially owns 146,516,035 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), composed of (i) Vicksburg Investments Management LLC beneficially owns 44,656,376 shares of Common Stock, (ii) 94,359,659 shares of Common Stock beneficially owned by Melissa A. Neugebauer 2020 Trust, and (iii) 7,500,000 shares of Common Stock underlying restricted stock units held by Mr. Neugebauer that vested in connection with his termination without cause. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

Item 2: On June 25, 2026, Toby R. Neugebauer posted the following material to LinkedIn:

Item 3: On June 25, 2026, Toby R. Neugebauer posted the following material to X (formerly known as Twitter):

Item 4: On June 25, 2026, Toby R. Neugebauer posted the following material to LinkedIn:

Item 5: On June 25, 2026, Toby R. Neugebauer posted the following material to X (formerly known as Twitter):

Important Information

Toby Neugebauer and his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the “Fermi Founder Parties”), David A. Daglio, Charles M. Elson, John T. Jimenez, Janet Yang, Sheila Hooda and Juan A. Pujadas (collectively, the “Participants”) have filed a definitive proxy statement on Schedule 14A, accompanying GREEN agent designations card, and other relevant documents with the SEC in connection with the solicitation of agent designations for calling a special meeting of shareholders to be held as promptly as practicable (the “Special Meeting”).

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE GREEN AGENT DESIGNATIONS CARD, THAT HAVE BEEN OR WILL BE FILED BY THE PARTICIPANTS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE OR WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

Mr. Neugebauer beneficially owns 146,516,035 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), composed of (i) Vicksburg Investments Management LLC beneficially owns 44,656,376 shares of Common Stock, (ii) 94,359,659 shares of Common Stock beneficially owned by Melissa A. Neugebauer 2020 Trust, and (iii) 7,500,000 shares of Common Stock underlying restricted stock units held by Mr. Neugebauer that vested in connection with his termination without cause. As of the date hereof, none of the other Participants beneficially own any shares of Common Stock.

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